                                                        EXHIBIT 10(k)(5)(b)(iii)

THIS INSTRUMENT PREPARED BY
AND RECORD AND RETURN TO:

Alan C. Sheppard, Jr., Esq.
LeBoeuf, Lamb, Greene & MacRae, L.L.P.
50 North Laura Street, Suite 2800
Jacksonville, FL  32202-3650



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                              AMENDED AND RESTATED
              MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY
                                    AGREEMENT

                                      FROM

                               KOGER EQUITY, INC.

                                       TO

                           FIRST UNION NATIONAL BANK,
                                    AS AGENT

                              AMENDED AND RESTATED
              MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY
                                    AGREEMENT

         THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, AND SECURITY AGREEMENT (this "Mortgage"), dated as of December 30, 1998, from

KOGER EQUITY, INC., a Florida corporation ("Mortgagor"), whose mailing address is 8880 Freedom Crossing Trail, Jacksonville, Florida 32256-9220 Attention: J.C. Teagle, President,

to

FIRST UNION NATIONAL BANK, a national association, as Agent (the "Mortgagee") for the Lenders under that certain Second Amended and Restated Revolving Credit Loan Agreement (the "Loan Agreement"), and all successors and assigns of Mortgagee. For purposes of notices permitted or required to be given hereunder, the Mortgagee's mailing address is One First Union Center, 301 S. College Street, Attention: REIT Banking Group, Charlotte, North Carolina 28202.

Capitalized terms not otherwise defined herein are defined in Article I.

                                  WITNESSETH:

         THIS MORTGAGE WITNESSETH that Mortgagor made and delivered that certain Mortgage, Assignment of Leases and Rents and Security Agreement to First Union National Bank, a national banking association, Morgan Guaranty Trust Company of New York, a New York banking corporation, AmSouth Bank, a state banking corporation, and Guaranty Federal Bank, F.S.B., a federal savings bank, as mortgagees, thereunder dated as of December 29, 1997, and recorded in Mortgage Book 2979, Page 0338, of the public records of Greenville County, South Carolina (the "Original Mortgage"), which Original Mortgage was assigned to Mortgagee pursuant to that certain Assignment of Mortgage and Related Loan Documents of even date herewith to be recorded in the public records of Greenville County, South Carolina (the "Assignment");

         THIS MORTGAGE WITNESSETH, that the Original Mortgage partially secured the Obligations of Mortgagor under that certain Amended and Restated Revolving Credit Loan Agreement dated as of December 29, 1997 (the "Prior Loan Agreement");

         THIS MORTGAGE WITNESSETH, that the Mortgagor and the Mortgagee have entered into the Loan Agreement as of even date herewith, pursuant to which the Prior Loan Agreement has been modified to increase the Loan to $150,000,000 and to modify other terms and conditions therein;

         THIS MORTGAGE WITNESSETH, that to secure (A) the payment, performance and observance of all obligations of Mortgagor and all Obligations heretofore or hereafter from time to time advanced under the Loan Agreement and the payment of any and all other Obligations which this Mortgage by its terms secures including, without limitation, the payment of principal and interest on the Notes which shall (1) be payable to Mortgagee, as agent for the benefit of the Lenders (as defined in the Loan Agreement), (2) be payable in full not later than December 30, 2001, and (3) bear interest at a floating rate as set forth in
Section 2.6 of the Loan Agreement; provided, that the maximum aggregate principal amount of Obligations secured hereby, other than for future advances made pursuant to Paragraph 9 hereof, shall in no event exceed $150,000,000.00 (the "Obligations"); and (B) the performance of the covenants and agreements contained herein and in the Loan Agreement, and in consideration of the aforesaid, Mortgagor does hereby mortgage, grant a security interest in, bargain, sell, alien, remise, release, convey and confirm unto Mortgagee, its successors and assigns, the following property and rights whether now owned or hereafter acquired by Mortgagor (collectively, the "Property"):

         (i)      the Land;

         (ii) all buildings, structures and other improvements presently situated or hereafter constructed on the Land (collectively, the ("Improvements");

         (iii) all rights, privileges, tenements, hereditaments, rights of way, easements, rights and appurtenances belonging to or in any way relating to either the Land or the Improvements;

         (iv) All fixtures, machinery, equipment and other personal property of all types owned by Mortgagor now or hereafter affixed to and used in connection with the operation of the Land and Improvements, together with all additions and accessions thereto, substitutions therefor and replacements (collectively, the "Fixtures");

         (v) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Land, the Improvements or the Fixtures, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade of any street, or for any other injury to or decrease in the value of Mortgagor's rights, title or interest in and to the Land, the Improvements or the Fixtures;

         (vi) all leases and other agreements affecting the use, enjoyment or occupancy of the Land, the Improvements or the Fixtures now or hereafter entered into (the "Leases") and rents, revenues, issues and profits from the Land, the Improvements or the Fixtures (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations;

         (vii) all proceeds of and any unearned premiums on any insurance policies covering the Land, the Improvements or the Fixtures, including, without limitation, the right

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



to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Land, the Improvements or the Fixtures; and

         (viii) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to Mortgagor's right, title or interest in and to the Land, the Improvements or the Fixtures and to commence any action or proceeding to protect the interest of Mortgagee in the Land, the Improvements or the Fixtures;

         TO HAVE AND TO HOLD the Property and all parts, rights, members and appurtenances thereof, for the use, benefit and behoof of Mortgagee, IN FEE SIMPLE forever.

         PROVIDED ALWAYS and these presents are upon the express condition that if Mortgagor will pay to Mortgagee the Obligations from time to time evidenced and secured by the Notes and will promptly and fully perform, execute and complete each and every covenant, agreement, obligation, condition and stipulation contained in this Mortgage and the Notes, then this Mortgage and the estate hereby created will cease and be null and void and cancelled of record; otherwise the same will remain in full force and effect.

         MORTGAGOR, FOR ITSELF AND FOR ITS SUCCESSORS AND ASSIGNS, HEREBY WARRANTS, REPRESENTS, COVENANTS AND AGREES WITH
MORTGAGEE THAT THE ORIGINAL MORTGAGE IS HEREBY AMENDED AND
RESTATED IN ITS ENTIRETY AS FOLLOWS:

                                    ARTICLE I

         1. Definitions. As used in this Mortgage, the following capitalized terms shall have the meanings set after them, such definitions to be applicable equally to the singular and plural forms of such terms:

         "AmSouth" shall mean AmSouth Bank, a state banking corporation.

         "Citizens" shall mean Citizens Bank of Rhode Island, a Rhode Island financial institution.

         "Compass" shall mean Compass Bank, an Alabama banking corporation.

         "Default" shall mean any condition or event which constitutes or which would constitute an Event of Default either with or without notice or lapse of time, or both.

         "Default Rate" shall have the meaning assigned to such term in the Loan Agreement.

         "Event of Default" shall have the meaning assigned to such term in Paragraph 5 of this Mortgage.

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



         "Fixtures" shall have the meaning assigned to such term in the Granting Clause of this Mortgage.

         "FUNB" shall mean First Union National Bank, a national association.

         "GFB" shall mean Guaranty Federal Bank, F.S.B., a federal savings bank.

         "Governmental Requirements" shall have the meaning assigned to such term in the Loan Agreement.

         "Impositions" shall mean, collectively, all taxes of every kind and nature (including real and personal property, documentary stamp tax, intangible taxes, income withholding, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and other utility charges, all ground rents, and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against Mortgagor, Mortgagee or any portion of the Property as a result of or arising in respect of the acquisition, occupancy, leasing, use or possession thereof, or any activity conducted on the Property (including, without limitation, any gross income tax, sales tax or excise tax levied by any governmental body on or with respect to the Rents).

         "Improvements" shall have the meaning assigned to such term in the Granting Clause of this Mortgage.

         "Land" shall mean those certain parcels of real property located in the County of Greenville, State of South Carolina, as more particularly described in Exhibit A attached hereto and incorporated herein.

         "Leases" shall have the meaning assigned to such term in the Granting Clause of this Mortgage.

         "Lenders" shall mean FUNB, AmSouth, GFB, Citizens, and Compass, and any other Lenders from time to time under the Loan Agreement.

         "Loan Agreement" shall mean that certain Second Amended and Restated Revolving Credit Loan Agreement dated as of even date herewith between Mortgagor and Mortgagee.

         "Loan Documents" shall mean this Mortgage, the Loan Agreement, the Notes, the Security Deeds, the Lease Assignments, the Assignments of Contracts, the Indemnification Agreement, and any other instrument, document, affidavits, or certificates given by Mortgagor to the Mortgagee for the benefit of the Lenders in support of, or evidencing or securing, the Loan.


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



         "Mortgagee" shall have the meaning assigned to such term in the introductory paragraph of this Mortgage.

         "Mortgage" shall mean this Amended and Restated Mortgage, Assignment of Leases and Rents, and Security Agreement.

         "Mortgagor" shall have the meaning assigned to such term in the introductory paragraph of this Mortgage.

         "Notes" shall mean the Substitution Revolving Promissory Note dated as of even date herewith made by Mortgagor payable to the order of FUNB in the original principal amount of $45,000,000, the Substitution Revolving Promissory Note dated as of even date herewith made by Mortgagor payable to the order of AmSouth in the original principal amount of $35,000,000, the Substitution Revolving Promissory Note dated as of even date herewith made by Mortgagor payable to the order of GFB in the original principal amount of $35,000,000, the Revolving Promissory Note dated as of even date herewith made by Mortgagor payable to the order of Citizens in the original principal amount of $20,000,000, and the Revolving Promissory Note dated as of even date herewith made by Mortgagor payable to the order of Compass in the original principal amount of $15,000,000.

         "Obligations" shall have the meaning assigned to such term in the Granting Clause of this Mortgage.

         "Other Mortgage" shall mean any mortgage, deed to secure debt, or deed of trust given by Mortgagor to or in favor of Mortgagee to secure the Obligations, other than this Mortgage.

         "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements listed as exceptions to title as set forth on Exhibit B attached hereto and incorporated herein.

         "Person" shall mean any corporation, natural person, joint venture, partnership, business trust, joint stock company, trust, unincorporated organization, government or any department, agency or political subdivision thereof.

         "Property" shall have the meaning assigned to such term in the Granting Clause of this Mortgage.

         "Rents" shall have the meaning assigned to such term in the Granting Clause of this Mortgage.

         "State" shall mean the State of South Carolina.

         "Taking" shall mean a taking or voluntary conveyance during the term hereof of all or part of the Property, or any interest therein or right accruing thereto or use thereof, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain.

                                   ARTICLE II

         2. Representatives and Warranties Regarding Mortgage. Mortgagor represents and warrants to Mortgagee as follows:

         (a)      It will timely pay and perform the Obligations when due;

         (b) It has full power, authority and legal right to execute and deliver this Mortgage and to grant a mortgage of the Property;

         (c)      It holds good and marketable fee simple title to the Property;

         (d) It has the legal right to convey and encumber the Property subject to the Permitted Encumbrances and, at its expense, will warrant to Mortgagee and will defend its title to the Property and the estate created by this Mortgage against all claims and demands, and will maintain and preserve such estate so long as the Obligations secured by this Mortgage remains outstanding, subject, however, to the Permitted Encumbrances; and

         (e) This Mortgage constitutes a valid first mortgage of the Property, subject to the Permitted Encumbrances.

                                   ARTICLE III

         3. Affirmative Covenants. Until this Mortgage and the estate created hereby shall terminate in accordance with Paragraph 14.6 hereof, Mortgagor shall comply with the following covenants:

         (a) Recordation, Filing, Etc. At all times cause this Mortgage and each amendment or modification hereof or supplement hereto (and such financing statements covering the Property under the Uniform Commercial Code as in effect in the State as may be necessary or appropriate) to be recorded, registered and filed and kept recorded, registered and filed in such manner and in such places as appropriate, and comply with all applicable statutes and regulations, in order to establish, preserve and protect the estate created hereby and the rights of Mortgagee hereunder. Mortgagor shall pay, or shall cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance;

         (b) Maintenance and Repairs. Keep and maintain the Property in good order, repair and operating condition (ordinary wear and tear excepted) and make all repairs and replacements necessary to that end;

         (c) Payment of Impositions and Utility Charges. Pay all Impositions while the same may be paid without fine, penalty, interest or additional cost, unless the sale shall be contested in good faith and by appropriate proceedings by Mortgagor in the manner permitted by the Loan Agreement. Any Impositions which are payable in installments may be paid in installments provided that Mortgagee is otherwise in compliance with the Loan Agreement. Upon the written request of Mortgagee from time to time, Mortgagor will furnish to Mortgagee official receipts or other satisfactory proof evidencing such payments. In addition, Mortgagor will pay all utility charges as required by the Loan Agreement. Mortgagor shall not be entitled to any credit on the Obligations, by reason of the payment of any Imposition or utility charges or any part thereof;

         (d) Compliance with Governmental Requirements. Promptly (i) comply with all Governmental Requirements unless the same shall be contested in good faith and by appropriate proceedings by Mortgagor in the manner permitted by the Loan Agreement, and (ii) procure, maintain and comply with all licenses or other authorizations required for any use of the Property then being made, and for the proper erection, installation, operation, repair and maintenance of the Improvements and the Fixtures, or any part of either thereof;

         (e) Insurance. Maintain insurance of the types and in the amounts required by, and otherwise complying with the Loan Agreement and promptly deliver, or cause to be promptly delivered, to Mortgagee any certificates or evidence of such insurance as required under the Loan Agreement;

         (f) Damage, Destruction or Taking. In the event of any damage, destruction or Taking affecting all or any portion of the Property, Mortgagor shall give immediate written and oral notice thereof to Mortgagee and proceed in accordance with the terms of the Loan Agreement. In case of any such material damage, destruction or Taking, Mortgagee shall be entitled to hold all insurance proceeds, payments or awards on account thereof, to the same extent Mortgagor would be entitled thereto under the Loan Agreement, and Mortgagor hereby irrevocably assigns to Mortgagee all of its rights to any such insurance proceeds, payments or awards. With respect to a Taking, and in accordance with its obligations under the Loan Agreement, Mortgagor will file or prosecute or will cause to be filed or prosecuted in good faith and with due diligence what would otherwise be its claim for any such award or payment and cause the same to be collected and paid over to Mortgagee. At the sole cost and expense of Mortgagor, Mortgagee may elect to monitor or participate in, and if reasonably necessary, may hire independent legal counsel to represent Mortgagee in connection with, any claim or the claims payment process. Mortgagor will pay or cause to be paid all costs and expenses reasonably incurred in connection with any Taking and the seeking and obtaining of any award or payment in respect thereof. Unless an Event of Default shall have occurred under the Loan Agreement, all sums so received by Mortgagee shall be applied in accordance with the provisions of the Loan Agreement; and

         (g) Notification of Default, Etc. Promptly after obtaining knowledge thereof, notify Mortgagee of any Default hereunder or under the Loan Agreement or of any action or proceeding materially and adversely affecting the Property.

         (h) Corporate Existence. Preserve and keep in full force and effect its corporate existence, rights and franchises and privileges as a corporation under the laws of the State of South Carolina and comply with all laws applicable to it, and do or cause to be done all things necessary to preserve and to keep in full force and effect its right to own property in the State of South Carolina.

         (i) Inspection. Permit the Mortgagee or its authorized representatives to inspect the Property during usual business hours.

                                   ARTICLE IV

         4. Negative Covenants. Without the prior written consent of Mortgagee, Mortgagor will not directly or indirectly create or permit to be created or to remain and will discharge or will cause to be discharged any mortgage, charge, lien or encumbrance on, or attachment or pledge of, or conditional sale or other title retention agreement with respect to, the Property or any part thereof, its interest or the interests of Mortgagee therein, or the Rents or other sums payable pursuant to the Leases, except (i) this Mortgage; (ii) the Permitted Encumbrances; (iii) easements, restrictions, liens, charges and other encumbrances permitted by the Loan Agreement; (iv) liens being contested in good faith and by appropriate proceedings in the manner permitted by the Loan Agreement; and (v) liens arising out of or created by any statute, the discharge of which cannot order the terms of such statute at the particular time be effected by Mortgagor; provided, however, that any such statutory liens will promptly be discharged as and when such discharge is possible or permissible. Mortgagor shall have the right to grant, without the prior consent of Mortgagee, any utility easement.

                                    ARTICLE V

         5. Events of Default. Any of the following events (each a "Default") shall, following the passage of any grace or cure period as provided below, constitute an Event of Default ("Event of Default"):

         (a) Mortgagor shall fail to make any payment of principal under any of the Notes on or before the same becomes due and payable on maturity thereof; or Mortgagor shall fail to make any payment of interest under any of the Notes, or any fees, costs or expenses due hereunder or thereunder, within 5 days after the same becomes due and payable;

         (b) Any representation or warranty made by Mortgagor (or any of its officers) under or in connection with any Loan Document shall be or become incorrect or untrue, or shall prove to have been incorrect or misleading in any material respect when made;

         (c) Mortgagor shall fail to perform or observe any term, covenant or agreement (other than a covenant of payment) contained in any Loan Document on its part to be performed or observed, and such failure shall remain uncured for 10 days after written notice thereof shall have been given by Mortgagee to Mortgagor, or if such failure cannot by its nature be cured within 10 days after written notice thereof shall have been given by Mortgagor and shall fail to complete such cure within 60 days after Mortgagee's initial written notice of such failure;

         (d) An involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against Mortgagor, and such case or proceeding shall not be dismissed in 60 days; or a court shall enter an order, appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator, supervisor, rehabilitator (or similar official) of Mortgagor or for any substantial part of its property, or ordering the winding-up, supervision or liquidation of its affairs;

         (e) Mortgagor shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case or proceeding under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator, supervisor, rehabilitator (or other similar official) of Mortgagor or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its indebtedness generally as the same becomes due, or shall take any corporate action in furtherance of any of the foregoing;

         (f) A judgment or order for the payment of money in excess of $2,500,000 shall be rendered against Mortgagor and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (B) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (g) A Default has occurred and is continuing beyond any applicable grace or cure period under any Debt (other than the Loan) in excess of $2,500,000.00;

         (h) Any material provision of the Loan Documents relating to Mortgagee's ability to realize on the Collateral following an Event of Default shall for any reason cease to be valid and binding on Mortgagor, or Mortgagor shall so state in writing; and

         (i) This Mortgage shall, as a result of Mortgagor's acts or omissions, for any reason, except to the extent permitted by the terms thereof, cease to create a valid and, upon filing of UCC-1 financing statement(s), UCC-2 Notice Filings, or UCC-3 continuation statements, as applicable, perfected first priority security interest in any of the Collateral purported to be covered, which can be so secured or perfected.

                                   ARTICLE VI


         6. Remedies in Case of Event of Default. Upon the occurrence of Default, the following remedies are available, without limitation, to Mortgagee:

         (a) Mortgagee may exercise all of Mortgagee's remedies under this Mortgage or other Loan Documents including, without limitation, acceleration of maturity of all payments and Obligations which shall immediately become due and payable without demand or notice;

         (b) Mortgagee may take immediate possession of the Property or any part thereof (which Mortgagor agrees to surrender to Mortgagee) and manage, control or lease the same to such persons and at such rental as it may deem proper and collect and apply Rents as provided herein. The taking of possession shall not prevent concurrent or later proceedings for the foreclosure sale of the Property;

         (c) Mortgagee may apply to any court of competent jurisdiction for the appointment of a receiver for all purposes including, without limitation, to manage and operate the Property or any part thereof, and to apply the net Rents therefrom to the payment of any of the Obligations. In event of such application, Mortgagor consents to the appointment of a receiver, and agrees that a receiver may be appointed without notice to Mortgagor, without regard to the adequacy of any security for the Obligations, and without regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the payment of the Obligations;

         (d) All the remedies of a mortgagee and a secured party as provided by law and in equity including, without limitation, foreclosure upon this Mortgage and sale of the Property, or any part of the Property, at a public sale conducted according to applicable law (referred to as "Sale") and conduct additional Sales as may be required until all of the Property is sold or the Obligations are satisfied;

         (e) Mortgagee may bid at Sale and may accept, as successful bidder, credit of the bid amount against the Obligations as payment of any portion of the purchase price;

         (f) Mortgagee shall apply the proceeds of Sale, first to any fees or attorney fees permitted Mortgagee by law in connection with Sale, second to expenses of foreclosure, publication, and sale permitted Mortgagee by law in connection with Sale, third to the Obligations, and any remaining proceeds as required by law;

         (g) Mortgagee is authorized to foreclose this Mortgage subject to the rights of any tenants of the Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby or to collect any deficiency remaining unpaid after the foreclosure sale of the Property;

         (h) Mortgagee shall have the power and authority to institute and maintain any suits and proceedings as Mortgagee may deem advisable (i) to prevent any impairment of the Property by any acts which may be unlawful or any violation of this Mortgage, (ii) to preserve or protect its interest in the Property, and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest;

         (i) If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, then and in every such instance, Mortgagor and Mortgagee shall, except to the extent modified by such proceedings, be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had occurred or had been taken;

         (j) Upon Mortgagee's demand, Mortgagor will pay to Mortgagee the whole amount due and payable under the Loan Agreement and all other sums secured hereby. If Mortgagor shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid together with costs and expenses, including the reasonable compensation, expenses and disbursements of Mortgagee's agents, attorneys and other representatives. Mortgagee shall be entitled to sue and recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of this Mortgage, and the right of Mortgagee to recover such judgment shall not be affected by any taking of possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the estate created hereby;

         (k) In case of a foreclosure sale of all or any part of the Property and of the application of the proceeds of sale to the payment of the sums secured hereby, Mortgagee shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid and to recover judgment for any portion thereof remaining unpaid, with interest. Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any such judgment by Mortgagee and no attachment or levy of any execution upon any of the Property or any other property shall in any way affect the estate created hereby upon the Property or any part thereof or any lien, rights, powers or remedies of Mortgagee hereunder, but such lien, rights, powers and remedies of Mortgagee hereunder shall continue unimpaired as before; and

         (l) Mortgagee may enter upon and take possession of the Property or any part thereof, in any manner permitted by law, by reasonable force, summary proceedings, ejectment or otherwise and may remove Mortgagor and all other Persons and any and all property therefrom, and Mortgagee may hold, operate and manage the same, make all necessary or proper repairs, renewals, and replacements, and useful alterations, additions, betterments and improvements thereto and thereon as may seem advisable to either of them, and insure and reinsure the Property as may seem advisable and to either of them, and may receive all earnings, income, rents, issues and proceeds accruing with respect thereto. Any amounts so received by Mortgagee shall be applied to pay the expenses of operating the Property and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments, improvements, taxes, assessments, insurance premiums, reasonable compensation for the services of all attorneys, advisors, brokers, receivers, agents and other employees engaged or employed by Mortgagee and all other costs and expenses of entering a bond and taking possession of and holding the Property, and then in the manner provided in Article VII of this Mortgage. If an Event of Default shall have occurred under the Loan Agreement or if the Loan Agreement shall be terminated, all sums so received by Mortgagee shall be applied in the manner specified in Article VII of this Mortgage.

                                   ARTICLE VII

         7. Application of Proceeds. The proceeds of (a) of the operation and management of the Property; and (b) any sale of the Property or any interest therein, shall, unless otherwise provided in the Loan Agreement, be applied as follows:

         First: to the costs and expenses of the sale, reasonable attorneys' fees and expenses, court costs, and any other expenses or advances made or incurred in the protection of the rights of Mortgagee or in the pursuance of any remedies hereunder;

         Second: to any lien prior to the estate created hereby which Mortgagee may consider it necessary or desirable to discharge;

         Third: to any Obligations secured by this Mortgage and at the time due and payable (whether by acceleration or otherwise);

         Fourth:  to Mortgagee for payment of the Notes outstanding; and

         Fifth:  the balance, if any, to Mortgagor.

                                  ARTICLE VIII

         8. Change in Method of Taxation. In the event of the passage, after the date of this Mortgage, of any law changing in any way the laws now in force for the taxation of mortgages or debts secured thereby, for state or local purposes, or the operation of any such taxes so as to adversely affect the interest of Mortgagee in the Property, this Mortgage or the Loan Agreement, Mortgagor shall, upon demand, bear and pay the full amount (or any partial amount) requested by Mortgagee, of taxes resulting from such changes hereunder without offset or credit against any other sums due under the Loan Agreement or on the Notes.

                                   ARTICLE IX


         9. Future Advances. This Mortgage is given to secure not only existing Obligations, but also future advances made within fifteen (15) years of the date of this Mortgage to the same extent as if such future advances are made on the date of the execution of this Mortgage. The principal amount (including any swap agreements and future advances) that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed twice the face amount of the Notes, plus all interest, costs, reimbursements, fees and expenses due under this Mortgage and secured, hereby. Mortgagor shall not execute any document that impairs or otherwise impacts the priority of any future advances secured by this Mortgage.


                                    ARTICLE X

         10. Assignment of Leases and Rents. Mortgagor hereby grants, transfers and assigns to Mortgagee Mortgagor's entire right, title and interest in and to the Leases and Rents. This assignment of Leases and Rents by Mortgagor to Mortgagee is intended to operate as an absolute and immediate assignment of such Leases and Rents.

         10.1. Mortgagor's Representations and Warranties Regarding Assignment of Leases and Rents. Mortgagor represents and warrants to Mortgagee as follows:

         (a) Mortgagor has good and lawful right, title and interest in and to the Leases, is entitled to receive the Rents from the Leases and from the Property, has full power and authority to assign the Leases as provided herein and to grant to and confer upon Mortgagee the powers, interests and authority set forth herein, and has not assigned the Leases or Rents to any other party;

         (b) Mortgagor has neither done any act nor omitted to do any act which might prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of this assignment of Leases and Rents;

         (c) All Leases provide for Rent to be paid monthly, in advance, and Mortgagor has not accepted and will not accept payment of Rent for more than one (1) month in advance; provided, however, Mortgagor may accept payment of Rent two (2) months in advance if such Rent accepted two (2) months in advance does not exceed five (5%) percent of the Rent collected during the applicable month; and there are no agreements, understandings, or undertakings by Mortgagor providing for free or reduced Rent in the past or in the future except as provided in the Leases;

         (d) Except as disclosed to Mortgagee in writing, Mortgagor is not now in default, the nature of which could have a material adverse impact on the financial condition of Mortgagor or the value of the Property, under any provision of any of the Leases, and no tenant under any of the Leases has claimed or asserted any defense, offset, counter-claim, or abatement of rent, and that the Leases remain in full force and effect. Mortgagor further represents and warrants that it has no knowledge of any default by any tenant under any of the Leases that could materially adversely affect the value of the Property;

         (e) This Assignment of Leases and Rents, the Leases, the performance of each and every covenant of Mortgagor under the Leases, and the enforcement by Mortgagee of its rights hereunder does not conflict with, or will not conflict with, and does not constitute or will not constitute a breach or default, under any agreement, Mortgage or other instrument to which Mortgagor is a party, or so far as is known to Mortgagor, any law, ordinance, administrative regulation or court decree which is applicable to Mortgagor; and

         (f) No action has been brought or, so far as is known to Mortgagor, is threatened, which could interfere in any way with the right of Mortgagor to execute and deliver this assignment of Leases and Rents, and to perform all of Mortgagor's obligations contained in this assignment of Leases and Rents and in the Leases; and

         (g) to Mortgagor's knowledge, the Leases are valid, enforceable and in full force and effect.

         10.2. Mortgagor's Covenants Regarding Assignment of Leases and Rents. Mortgagor hereby covenants and agrees to and with Mortgagee as follows:

         (a) Mortgagor will notify Mortgagee in writing (but without any right of approval or denial on the part of Mortgagee) of any termination, substitution or material modification of any Leases involving 10,000 or more Koger Net Square Feet (as defined in the Loan Agreement);

         (b) Mortgagor hereby acknowledges that any and all Rents collected or received by Mortgagor after the occurrence of an Event of Default will be the property of Mortgagee, which if received and collected by Mortgagor, will be considered received and collected on Mortgagee's behalf and as Mortgagee's agent, and will be held by Mortgagor in trust for the benefit of Mortgagee, and Mortgagor will deliver all such sums to Mortgagee immediately upon Mortgagor's request therefor;

         (c) In accordance with sound business judgment, Mortgagor will use its reasonable best efforts, at its cost and expense, to observe, perform and discharge, or cause to be observed, performed and discharged, all of the obligations and undertakings of Mortgagor or its agents under the Leases, and will use its best efforts, in accordance with sound business judgment, to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases, and will appear in and defend, at its cost and expense, any action or proceeding arising under or in any manner connected with the Leases or the obligations and undertakings of any tenant thereunder. Mortgagor will not do or permit to be done anything to impair the security thereof, including without limitation the execution of any other assignment or Mortgagor's interest in the Leases or the Rents, without Mortgagee's prior written consent;

         (d) Mortgagor authorizes and directs each and every present and future tenant under the Leases to pay all Rent to Mortgagee upon receipt of written demand from Mortgagee to so pay the same, and upon paying the same, such tenants will be relieved from all liability to Mortgagor for such Rental in all respects. To the extent not so provided by applicable law, each Lease will provide that, in the event of enforcement by Mortgagee of the remedies provided for by law or by this assignment of Leases and Rents, the tenant thereunder will, upon request of any person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the tenant of said successor in interest, without change in the terms or other provisions of such Lease. Any such successor in interest will not be bound by any payment of rent or additional rent made more than one (1) month in advance;

         (e) This Assignment of Leases and Rents will not obligate Mortgagee to take any action or to incur expenses or perform or discharge any obligation, duty or liability of Mortgagor under any Lease, or for the control, care, management, or repair of the Property; nor will it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or any other parties or for any dangerous or defective condition of the Property, or for any act or omission relating to the management, upkeep, repair, or control of the Property that results in loss or injury or death to any person. Mortgagee will not be liable for any loss sustained by Mortgagor resulting from Mortgagee's failure to lease the Property after default. Mortgagor will and does hereby indemnify and agree to hold harmless Mortgagee from and against any and all liability, loss, cost, damage or expense which may be incurred under the Leases or by reason of this assignment of Leases and Rents and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in the Leases except to the extent the same is caused by the negligence of Mortgagee. Should Mortgagee incur any such liability under the Leases or by reason of this assignment of Leases and Rents or in defense of any such claims or demands, the amount thereof, including costs, expenses, and reasonable attorney and paralegal fees and costs, will be secured hereby and Mortgagor will reimburse Mortgagee therefor immediately upon demand and upon the failure of Mortgagor so to do, Mortgagee may, at this option, declare all sums secured hereby immediately due and payable, or may charge the costs thereof to Mortgagor as an advance under the Notes; and

         (f) This assignment of Leases and Rents is made without prejudice to any of the rights and remedies possessed by Mortgagee under the Loan Agreement, and the right of Mortgagee to exercise its remedies under this assignment of Leases and Rents may be exercised by Mortgagee either prior to, simultaneously with, or subsequent to any action taken by it under the Loan Agreement. Each and every right, remedy and power granted to Mortgagee by this assignment of Leases and Rents will be cumulative and in addition to any other right, remedy and power given by the Loan Agreement now or hereafter existing in equity, at law or by virtue of statute or otherwise. Nothing contained in this assignment of Leases and Rents, and no act done or omitted by Mortgagee pursuant to the powers and rights granted it hereunder, nor the failure of Mortgagee to avail itself of any of the rights and remedies under this assignment of Leases and Rents, will be construed or deemed to be a waiver of any of Mortgagee's rights and remedies under this assignment of Leases and Rents, nor will such exercise or omission to exercise of the power and rights granted Mortgagee hereunder be deemed to constitute a waiver of its rights and remedies under the Loan Agreement.

         10.3. Mortgagee's Covenants Regarding Assignment of Leases and Rents. Mortgagee hereby covenants and agrees to and with Mortgagor as follows:

         (a) Although this assignment of Leases and Rents constitutes a present and absolute assignment of the Leases and the Rents, so long as there is no Event of Default on the part of Mortgagor, Mortgagee will not require that such Rents be paid directly to Mortgagee, and Mortgagor will have a license to collect and use the Rents for subsequent application as provided above; and

         (b) Upon the payment and performance in full of Mortgagor's obligations under the Loan Agreement, as evidenced by the recording or filing of an instrument of satisfaction or termination of this Mortgage without the recording of another security instrument in favor of Mortgagee affecting the Property, this assignment of Leases and Rents will be deemed terminated and released of record by Mortgagee and thereupon will be null and void and of no further force or effect.

         10.4. Further Assurances. At Mortgagee's request, Mortgagor will assign and transfer to Mortgagee any and all subsequent Leases upon all or any part of the Property and to execute and deliver at the request of Mortgagee all such further assurances and assignments in the Leases and the Rents as Mortgagee will require from time to time in its sole discretion.

         10.5. Subordination, Nondisturbance and Attornment. The Leases are and at all times shall be subject and subordinate in all respects to this Mortgage, and to all renewals, modifications, amendments, consolidations, replacements, refinancings and extensions of this Mortgage, to the full extent of all principal, interest and all other amounts secured hereby. Provided that a tenant is not in default under its Lease, Mortgagee shall not disturb the occupancy of such tenant under its Lease during the term of such Lease, notwithstanding foreclosure of this Mortgage, acceptance of a deed in lieu of foreclosure or exercise of any other remedy provided herein, or pursuant to the laws of the State of South Carolina. If requested by a tenant under any of the Leases or upon Mortgagee's request, Mortgagor shall enter into a subordination, nondisturbance and attornment agreement (reasonably acceptable in form and substance to Mortgagee) with such tenant whereby Mortgagee will agree to not disturb the tenant in its possession of the Property provided such tenant is not in default under its Lease and the tenant will agree to attorn to Mortgagee if Mortgagee takes possession of the Property.

                                   ARTICLE XI

         11.      Security Agreement.

         (a) This Mortgage is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the State. A financing statement or statements reciting this Mortgage to be a security agreement, affecting all of said personal property aforementioned, shall be executed by Mortgagor and appropriately filed. The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election. Mortgagor and Mortgagee agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of Mortgagor and Mortgagee that everything used in connection with the production of income from the Property and/or adapted for use therein and/or which is described or reflected in this Mortgage, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the Property irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) of the rights in and to (aa) the proceeds of any fire and/or hazard insurance policy, or (bb) any award in eminent domain proceeds for a taking or for loss of value, or (cc) Mortgagor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise shall never be construed as in any way altering any of the rights of Mortgagee as determined by this instrument impugning the priority of Mortgagee's estate granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Mortgagee in the event any court shall at any time hold with respect to the foregoing (aa), (bb) or (cc), that notice of Mortgagee's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

         (b) Mortgagor warrants that (i) Mortgagor's (that is "Debtor's") name, identity or corporate structure and residence or principal place of business are as set forth in Exhibit C hereto; (ii) Mortgagor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in Exhibit C hereto; and
(iii) the location of the collateral is upon the Property. Mortgagor covenants and agrees that Mortgagor will furnish Mortgagee with notice of any change in the matters addressed by clauses (i) or (iii) of this subparagraph (b) within thirty (30) days of the effective date of any such change and Mortgagor will promptly execute any financing statements or other instruments deemed necessary by Mortgagee to prevent any filed financing statement from becoming misleading or losing its perfected status.

         (c) The information contained in this subparagraph (c) is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of South Carolina, for instruments to be filed as financing statements. The names of the "Debtor" and the "Secured Party," the identity or corporate structure and residence or principal place of business of "Debtor," and the time period for which "Debtor" has been using or operating under said name and identity or corporate structure without change, are as set forth in Exhibit C attached hereto and by this reference made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor" are as set forth in Exhibit C attached hereto; and a statement indicating the types, or describing the items, of collateral are set forth hereinabove.

                                   ARTICLE XII

         12. Approval of Legal Description. Mortgagor has read and does hereby approve the legal description of the Land which is the subject hereof, as set forth in Exhibit A attached hereto, and hereby indemnifies Mortgagee and its attorneys with respect to any liability which might arise as a consequence of any error or omission therein.

                                  ARTICLE XIII

         13. Loan Agreement. The terms, provisions, conditions, representations and warranties and covenant of the Loan Agreement are incorporated herein by reference. In the event of a conflict between this Mortgage and the Loan Agreement, the Loan Agreement shall control.

                                   ARTICLE XIV

         14. Miscellaneous. The following miscellaneous provisions shall apply:

         14.1. Each legal, equitable or contractual right, power or remedy of Mortgagee now or hereafter provided herein or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy, and the exercise or beginning of the exercise by Mortgagee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or later exercise of any or all such other rights, powers and remedies.

         14.2. No failure by Mortgagee to insist upon the strict performance of any term hereof or to exercise of any right, power or remedy consequent upon a breach hereof shall constitute a waiver of any such term or of any such breach. No acceptance of the payment of any sums due under this Mortgage or under the Loan Agreement during the continuance of any Default shall affect or alter this Mortgage which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         14.3. If Mortgagor shall fail to make any payment or perform any act required to be made or performed hereunder and such failure shall not be cured within the applicable grace period, if any, Mortgagee, without notice to or demand upon Mortgagor and without waiving or releasing any obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Mortgagor and may enter upon the Property or any part thereof for such purpose and take all such action thereon as, in the opinion of Mortgagee, may be necessary or appropriate therefor. All sums so paid by Mortgagee and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred shall constitute additional Obligations secured by this Mortgage and shall be paid by Mortgagor to Mortgagee on demand.

         14.4. At any time and from time to time, Mortgagor will deliver to Mortgagee, promptly upon request, a certificate signed by a duly authorized officer of Mortgagor stating that, to the best of the signer's knowledge after making due inquiry, there is no Default hereunder, or if any such Default exists to his knowledge, specifying the nature and period of existence thereof and what action Mortgagor is taking or proposes to take with respect thereto. Mortgagor will also furnish promptly to Mortgagee, such information with respect to the Property and the Leases as may from time to time be requested.

         14.5. Mortgagor, at its expense, will execute, acknowledge, secure and deliver all such instruments and take all such action as Mortgagee from time to time may reasonably request for the better assuring of the Property, rights and obligations now or hereafter subjected to the security of this Mortgage or intended so to be.

         14.6. This Mortgage and the estate created hereby shall terminate after the payment in full of (a) all the Obligations and (b) all other sums secured hereby. Upon such termination and upon surrender of this Mortgage for cancellation, Mortgagee shall release the Property then subject to the estate created hereby to the Persons entitled thereto. The recitals in any satisfaction executed under this Mortgage of any matters of fact shall be conclusive proof of the truthfulness thereof. The Mortgagee in such release may be described as "the person or persons legally entitled thereto." Mortgagee, at Mortgagor's expense, shall execute and deliver such instruments of release, satisfaction and termination in proper form for recording or filing, as may be appropriate to evidence the release of (a) the Property from the estate created hereby, and (b) any other security held by Mortgagee and such satisfaction and termination, and such instruments, when duly

         14.7. executed, recorded and filed, shall conclusively evidence the release, satisfaction and termination of this Mortgage.

         14.8. This Mortgage shall be governed by and construed in accordance with the laws of the State.

         14.9. All rights, power and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term or provision of this Mortgage shall be held to be invalid, illegal or unenforceable, the validity of the other terms and provisions hereof shall in no way be affected thereby.

         14.10. This Mortgage may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought, and shall be binding upon Mortgagor, its successors and assigns, and all Persons claiming under or through Mortgagor or any such successor or assign, and shall inure to the benefit of and be enforceable by Mortgagee and its successors and assigns.

         14.11. The headings in this Mortgage are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         14.12. All agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of any payments hereunder or under the Loan Agreement or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Mortgagee exceed the maximum amount permissible under applicable law. If, in any circumstance whatsoever, interest would otherwise be payable to Mortgagee in excess of the maximum lawful amount, and if in any circumstance Mortgagee shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of advances under the Loan Agreement and not to the payment of interest, or if such excessive interest exceeds the unpaid advances under the Loan Agreement, such excess shall be refunded to Mortgagor. All interest paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Mortgagor and Mortgagee.

         14.13. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                   ARTICLE XV

         15. WAIVER OF MORTGAGOR'S RIGHTS. BY EXECUTION OF THIS MORTGAGE, MORTGAGOR EXPRESSLY (A) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE OBLIGATIONS SECURED HEREBY; AND (B) ACKNOWLEDGES THAT MORTGAGOR HAS READ THIS MORTGAGE AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS MORTGAGE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO MORTGAGOR AND MORTGAGOR HAS CONSULTED WITH COUNSEL OF MORTGAGOR'S CHOICE PRIOR TO EXECUTING THIS MORTGAGE.

                                   ARTICLE XVI

         16. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE, BY ITS ACCEPTANCE HEREOF, EACH ACKNOWLEDGE AND AGREE THAT NEITHER MORTGAGOR NOR MORTGAGEE, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF ANY OF THE SAME, WILL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS MORTGAGE, THE NOTES, THE LOAN AGREEMENT OR THE LOAN DOCUMENTS, ANY COLLATERAL, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN MORTGAGOR AND MORTGAGEE RELATED THERETO. NEITHER OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION INTO ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY MORTGAGOR AND MORTGAGEE, ARE MADE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND CONSTITUTE A MATERIAL INDUCEMENT FOR MORTGAGEE TO MAKE THE LOAN TO MORTGAGOR, AND WILL BE SUBJECT TO NO EXCEPTIONS.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed, sealed, and attested by its proper officers thereunto duly authorized, as of the day and year first above written.


WITNESSES:                                KOGER EQUITY, INC., a Florida
                                          corporation

/s/ Janice R. Long
-----------------------------
Name: Janice R. Long                      By: /s/ G. Danny Edwards        (SEAL)
     ------------------------             --------------------------------------
                                          Name: G. Danny Edwards
                                               ---------------------------------
                                          Title: Treasurer
/s/ Alan C. Sheppard, Jr.                        -------------------------------
-----------------------------
Name: Alan C. Sheppard, Jr.
     ------------------------

STATE OF Georgia          )
                          )                      PROBATE
COUNTY OF Camden          )

         PERSONALLY appeared before me the undersigned witness who after first being duly sworn, deposes and says that s/he saw the within-named KOGER EQUITY, INC., by G. Danny Edwards, its Treasurer, sign seal and as its act and deed, deliver the within-written Mortgage, Assignment of Leases and Rents, and Security Agreement for the uses and purposes therein mentioned, and that s/he together with the other witness whose signature appears above, witnessed the execution thereof.

                                                /s/ Janice R. Long
                                               ----------------------
                                                     WITNESS


SWORN TO BEFORE ME THIS
30th day of December, 1998.
----


/s/ Dee Price                          (L.S.)
---------------------------------------------
Notary Public for Georgia

My commission expires: Feb. 1, 1999
                      -----------------------
        Notary Public, Camden County, Georgia

                                    EXHIBIT A

                                    The Land

                                    EXHIBIT B

                             Permitted Encumbrances

                                    EXHIBIT C


DEBTOR

NAME:                               Koger Equity, Inc.

CORPORATE
STRUCTURE:                          a Florida corporation

PRINCIPAL PLACE                     3986 Boulevard Center Drive #101
OF BUSINESS:                        Jacksonville, Florida 32207

TIME PERIOD USING                   June 21, 1988, to present
NAME WITHOUT CHANGE


SECURED PARTY

NAME:                               First Union National Bank, as Agent

PRINCIPAL PLACE                     301 South College Street
OF BUSINESS:                        Charlotte, North Carolina  28288